UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2026

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO One-Time Retention Award

On April 24, 2026, the compensation committee (the “Compensation Committee”) of the board of directors of LSB Industries, Inc. (the “Company”) approved a one-time retention grant of 706,880 restricted stock units (“RSUs”) to Mark T. Behrman, the Company’s Chairman, President and Chief Executive Officer, under the Company’s 2025 Long-Term Incentive Plan (the “Plan”), pursuant to an RSU Award Agreement, dated April 24, 2026 (the “Award Agreement”). The Award Agreement is intended to further align Mr. Behrman’s interests with those of the Company’s stockholders and to incentivize his continued contribution to the Company’s growth. Each RSU represents the right to receive one share of the Company’s common stock (or a cash amount equal to its fair market value) upon vesting.

The RSUs are subject to cliff vesting and will vest and become payable on March 31, 2029 (the “Vesting Date”), subject to Mr. Behrman’s continued service with the Company.

The Award Agreement provides for accelerated vesting of the RSUs upon certain events. In the event of a Qualifying Separation from Service (as defined in the Award Agreement to mean a termination by the Company without cause, including a non-renewal of Mr. Behrman’s employment agreement, or a resignation by Mr. Behrman for good reason), all outstanding RSUs will vest in full, provided that such Qualifying Separation from Service does not occur in connection with a change in control of the Company. All outstanding RSUs will be forfeited if a Qualifying Separation from Service occurs in connection with a change in control that triggers a lump sum payment to Mr. Behrman and other benefits pursuant to Section 10(e) of his employment agreement.

In the event of Mr. Behrman’s death or total and permanent disability occurring on or after a change in control, all outstanding RSUs will immediately vest. If such termination occurs prior to a change in control, a pro-rata portion of the RSUs will vest, calculated based on the number of days elapsed from the date of grant relative to the total vesting period, and the remaining RSUs will be forfeited.

Each RSU will be credited with dividend equivalents and such dividend equivalents will be distributed upon settlement of the related RSU and will be forfeited if the underlying RSU is forfeited.

The description of the Award Agreement above is qualified in its entirety by reference to the Award Agreement approved by the Compensation Committee, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Award Agreement (CEO - Retention) under the LSB Industries, Inc. 2025 Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2026

LSB INDUSTRIES, INC.

By:
Name:	Michael J. Foster
Title:	Executive Vice President, General Counsel and Secretary